                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Santa Fe Pacific Corporaton
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               (Name of Registrant as Specified In Its Charter)

                          Santa Fe Pacific Corporaton
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box): (/1/)

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     (4) Date Filed:

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

                    [LOGO OF SANTA FE PACIFIC CORPORATION]

                      WHY GIVE YOUR MONEY TO THE TAXMAN?

                VOTE FOR THE BN-SANTA FE MERGER--AND YOU WON'T!

                                                                January 30, 1995

DEAR SHAREHOLDER:

     The Special Meeting to consider the BN-Santa Fe merger is just a few days away. Your Board of Directors continues to believe the merger represents the best deal for Santa Fe shareholders and is the best way for you to receive superior returns in the future.

     As you make your voting decision, remember the following:

     . The BN-Santa Fe merger has a tax-free option. The compound annual return on Santa Fe stock has been exceptional since 1990. The BN-Santa Fe merger allows you to keep your profits by exchanging--tax free--each of your Santa Fe shares for at least 0.4 shares and up to 0.4347 shares of Burlington Northern stock. As an owner of the combined company, you will participate in the substantial upside potential of the nation's premier railroad.

     . Union Pacific's offer is all taxable. Union Pacific is offering you only
       $18.50 per Santa Fe share, and you'll have to pay taxes on every penny of your gain.

     . Large shareholders publicly back the merger. Alleghany Corporation, whose investment in Santa Fe is worth over $300 million, and George McFadden, who owns 1.8 million Santa Fe shares, both publicly support the BN-Santa Fe merger.

     . There is significant upside potential in a combined BN-Santa Fe. The merger is expected to result in operating benefits of approximately $560 million per year when revenue growth and cost savings are fully realized.

     . The ICC has just proposed an accelerated merger review schedule. Under the ICC's proposed new schedule, the BN-Santa Fe combination could receive approval much sooner. This important new development enhances the value of the BN merger since the exchange of shares could occur as early as this fall.

     Your Board of Directors is committed to protecting and advancing the best interests of all Santa Fe shareholders. This commitment has always been our first and foremost consideration in reviewing any proposal affecting your investment in Santa Fe.

     Your Board has unanimously concluded that the merger with Burlington
        Northern is the superior alternative for Santa Fe shareholders.

     We ask for your support in making this historic merger a reality. Please vote your shares FOR the merger today.

     Since the time remaining to the special meeting is short, we have established a toll-free telephone procedure by which you can vote your shares. Please follow the instructions enclosed with this letter. Remember, a failure to vote will have the same effect as a vote against the merger.

     Thank you.

                                ON BEHALF OF THE BOARD OF DIRECTORS

                                Sincerely,

                                /s/ Robert D. Krebs

                                ROBERT D. KREBS

                                Chairman, President and
                                  Chief Executive Officer

- --------------------------------------------------------------------------------

     If you have any questions or need assistance voting your Santa Fe shares, please call either of our proxy solicitors:

D.F. KING & CO., INC.                        [LOGO OF MACKENZIE PARTNERS, INC.]
1-800-697-6974 (Toll-Free)                   1-800-322-2885 (Toll-Free)

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
                          THE WALL STREET JOURNAL MONDAY, JANUARY 30, 1995   C11
================================================================================

                    [LOGO OF SANTA FE PACIFIC CORPORATION]

                              WHY GIVE YOUR MONEY
                                TO THE TAXMAN?

               VOTE FOR THE BURLINGTON NORTHERN-SANTA FE MERGER
                    ---         AND YOU WON'T!


UNION PACIFIC'S OFFER IS ALL TAXABLE. Union Pacific is offering you only $18.50 per Santa Fe Share, and you'll have to pay taxes on every penny of your gain.

THE BN-SF MERGER HAS A TAX-FREE OPTION. The compound annual return on Santa Fe stock has been exceptional since 1990. The Burlington Northern-Santa Fe merger allows you to keep your profits by exchanging--tax-free--each of your Santa Fe shares for at least 0.4 shares and up to 0.4347 shares of Burlington Northern stock. As an owner of the combined company, you will participate in the substantial upside potential of the nation's premier railroad.

LARGE SHAREHOLDERS PUBLICLY BACK THE MERGER. Alleghany Corporation, whose investment in Santa Fe is worth over $300 million, and George McFadden, who owns
1.8 million Santa Fe shares, both publicly support the Burlington Northern-Santa Fe merger.

ICC PROPOSES 180 DAY MERGER REVIEW SCHEDULE. In her testimony before the Railroad Subcommittee of the Transportation and Infrastructure Committee, Interstate Commerce Commission Chairman Gail McDonald said:

          "[T]he Commission will notice for public comment a proposal to reduce our timeline for review of mergers to 180 days."*

           KEEP YOUR SANTA FE INVESTMENT GROWING
                  VOTE FOR THE MERGER ON                        [SANTA FE LOGO]
                       ---
         THE WHITE PROXY CARD WITH THE BLUE STRIPE
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- ----------------------------------IMPORTANT-------------------------------------
Please make sure your latest dated proxy is a WHITE card with a BLUE STRIPE voting FOR the Burlington Northern-Santa Fe merger. A failure to vote will have the same effect as a vote against the merger. If you have any questions or need assistance voting your Santa Fe shares, please call either of our proxy solicitors:

              D.F. King & Co., Inc. at 1-800-697-6974 (toll free)
                                      or
            MacKenzie Partners, Inc. at 1-800-322-2885 (toll free)
- --------------------------------------------------------------------------------
*Permission to use this quotation has been neither sought nor obtained.

January 30, 1995